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                                                                    EXHIBIT 4.12


                               ESCROW AGREEMENT

          THIS AGREEMENT is made as of the 4th day of June, 1998 by and between STORM TECHNOLOGY, INC., with its principal office at 1395 Charleston Road, Mountain View, CA 94043 (hereinafter the "Company"), the entities listed on Schedule A (hereinafter collectively referred to as the "Purchaser" or the "Purchasers") and GOLDSTEIN, GOLDSTEIN, & REIS, LLP, 65 Broadway, 10th Floor, New York, New York 10006 (hereinafter the "Escrow Agent").

                             W I T N E S S E T H:

          WHEREAS, pursuant to the Securities Purchase Agreement dated June 4, 1998 (the " Securities Purchase Agreement"), Purchasers will be purchasing shares of Preferred Stock, and Common Stock of the Company (collectively, the "Securities") at a purchase price as set forth in the Securities Purchase Agreement, signed by the Company and Purchasers; and

          WHEREAS, the Company has requested that the Escrow Agent hold the funds of Purchasers in escrow until the Escrow Agent has received the Securities and had the opportunity to speak with the Company to confirm their issuance.
The Escrow Agent will then immediately wire transfer or otherwise deliver at the Company's direction immediately available funds to the Company or the Company's account and arrange for delivery of the Securities to Purchaser per the Purchaser's written instructions; and

          WHEREAS, the parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the funds from the Purchasers for the purchase of the Securities.

          NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE 1
                                   ---------

                  TERMS OF THE ESCROW FOR THE PREFERRED STOCK
                  -------------------------------------------

          1.1 Upon Escrow Agent's receipt of cleared funds into his attorney trustee account of the purchase price for the Preferred Stock the Escrow Agent shall notify the Company, or the Company's designated attorney or agent, of the amount of funds it has received into its account.

          1.2 The Company, upon receipt of said notice and acceptance of Purchaser's
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Securities Purchase Agreement, as evidenced by the Company's execution thereof, shall deliver to the Escrow Agent the shares of Preferred Stock being purchased on the Closing Date. Escrow Agent shall then communicate with the Company to confirm the validity of its issuance.

          1.3 Once Escrow Agent reasonably confirms the validity of the issuance of the Preferred Stock, it shall immediately wire. that amount of funds necessary to purchase the Preferred Stock per the written instructions of the Company. The Company will furnish Escrow Agent with a "Net Letter" directing payment of one percent (1%) of the purchase price of the Preferred Stock to Goldstein, Goldstein & Reis, LLP for legal, administrative and escrow fees.
Such fees are to be remitted in accordance with wire instructions that will be sent to Escrow Agent from the Company, with the net balance payable to the Company. Once the funds (as set forth above) have been received per the Company's instructions, the Escrow Agent shall then arrange to have the Securities delivered as per instructions from each of the Purchasers.

                                   ARTICLE 2

                    TERMS OF THE ESCROW FOR THE DRIP SHARES

          2.1 Upon Escrow Agent's (i) receipt of confirmation in writing that the Company (a) has properly served a Call For Proceeds in accordance with the Securities Purchase Agreement, and (b) satisfied each of the conditions set forth in the Securities Purchase Agreement, and (ii) received the Purchase Price for the Drip Shares into its attorney trustee account, it shall notify the Company, or the Company's designated attorney or agent, of the amount of funds it has received into its account.

          2.2 The Company, upon receipt of said notice, and acceptance by the Purchasers, shall deliver to the Escrow Agent the Drip Shares being purchased. Escrow Agent shall then communicate with the Company to confirm the validity of their issuance.

          2.3 Once Escrow Agent confirms the validity of the issuance of the Drip Shares, he shall immediately wire that amount of funds necessary to purchase of the Drip Shares per the written instructions of the Company. The Company will furnish Escrow Agent with a "Net Letter" directing payment of one half of one percent (.5%) of the purchase price of the Drip Shares (up to a maximum of Twenty Five Hundred ($2,500) Dollars, and a minimum of Five Hundred ($500) Dollars, per Closing of each Call For Proceeds) to Goldstein, Goldstein & Reis, LLP for legal, administrative and escrow fees. Such fees are to be remitted in accordance with wire instructions that will be sent to Escrow Agent from the Company, with the net balance payable to the Company. Once the funds have been received per the Company's instructions, the Escrow Agent shall then arrange to have the Securities delivered as per instructions from the Investors.

                                   ARTICLE 3
                                   ---------

                                       2
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                                 MISCELLANEOUS
                                 -------------

          3.1 This Agreement may be altered or amended only with the consent of all of the parties hereto. Should the Company, or any Purchaser, attempt to change this Agreement in a manner which, in the Escrow Agent's discretion, shall be undesirable, the Escrow Agent may resign as Escrow Agent by notifying the Company and the Purchasers in writing. In the case of the Escrow Agent's resignation or removal pursuant to the foregoing, his only duty, until receipt of notice from the Company and the Purchaser or its agent that a successor escrow agent shall have been appointed, shall be to hold and preserve the Securities and/or funds. Upon receipt by the Escrow Agent of said notice from the Company and the Purchasers of the appointment of a successor escrow agent, the name of a successor escrow account and a direction to transfer the Securities and/or funds, the Escrow Agent shall promptly thereafter transfer all of the Securities and/or funds held in escrow to said successor escrow agent. Immediately after said transfer of Securities, the Escrow Agent shall furnish the Company and the Purchaser with proof of such transfer. The Escrow Agent is authorized to disregard any notices, requests, instructions or demands received by it from the Company or the Purchasers after notice of resignation or removal shall have been given, unless the same shall be the aforementioned notice from the Company and the Purchasers to transfer the Securities and funds to a successor escrow agent or to return same to the respective parties.

          3.2 The Escrow Agent shall be reimbursed by the Company and the Purchasers for any reasonable expenses incurred in the event there is a conflict between the parties and the Escrow Agent shall deem it necessary to retain counsel.

          3.3 The Escrow Agent shall not be liable for any action taken or omitted by him in good faith in accordance with the advice of the Escrow Agent's counsel; and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent's own gross negligence or willful misconduct.

          3.4 The Company and the Purchasers warrant to and agree with the Escrow Agent that, unless otherwise expressly set forth in this Agreement:

          (i) there is no security interest in the Securities or any part thereof;

          (ii) no financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest or in describing (whether specifically or generally) the Securities or any part thereof; and

          (iii) the Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Securities or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Securities or any part thereof.

          3.5 The Escrow Agent has no liability hereunder to either party other than to hold the Securities and funds and to deliver them under the terms hereof. Each party hereto

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agrees to indemnify and hold harmless the Escrow Agent from and with respect to any suits, claims, actions or liabilities arising in any way out of this transaction including the obligation to defend any legal action brought which in any way arises out of or is related to this Escrow.

          3.6 No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed any extension of the time for performance of any other obligation or act.

          3.7 All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by fax, overnight courier, registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon receipt thereof, as follows:

                (i)   Storm Technology, Inc.
                      1395 Charleston Road
                      Mountain View, CA  94043
                      Attn:  Chief Financial Officer
                      Tel: (650) 691-6600
                      Fax:  (650) 691-6699

                                       4
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                (ii)  Goldstein, Goldstein & Reis, LLP
                      65 Broadway
                      New York, NY  10006
                      Attn: Scott H. Goldstein, Esq.
                      Tel: (212) 809-4220
                      Fax:  (212) 809-4228

                (iii) To the Purchasers at the addresses indicated on Schedule
A.

          3.8 This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

          3.9 This Agreement is the final expression of, and contains the entire Agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

          3.10 Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Agreement.

          3.11 The Company acknowledges and confirms that it is not being represented in a legal capacity by Goldstein, Goldstein & Reis, LLP and it has had the opportunity to consult with its own legal advisors prior to the signing of this Agreement.

          3.12 This Agreement will be construed and enforced in accordance with and governed by the laws of the State of Delaware, except for matters arising under the Securities Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the State of Delaware or the state courts of the State of Delaware in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdiction. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

                                       5
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     IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the 4th day of June 1998.

"COMPANY"                                "PURCHASERS"

STORM TECHNOLOGY, INC.                   LIBERTYVIEW FUND, LLC


By:    ___________________________       BY:    ___________________________
Title: ___________________________       Title: ___________________________
Name:  ___________________________       Name:  ___________________________


                                         LIBERTYVIEW PLUS FUND


                                         By:    ___________________________
                                         Title: ___________________________
                                         Name:  ___________________________


                                         CPR (USA), INC.


                                         By:    ___________________________
                                         Title: ___________________________
                                         Name:  ___________________________


GOLDSTEIN, GOLDSTEIN & REIS, LLP
ESCROW AGENT


By:______________________________
      Scott H. Goldstein

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